SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.

UNITED BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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United Bancorp, Inc.

201 SOUTH FOURTH STREET • MARTINS FERRY, OHIO 43935 • TEL. (740) 633-0445 We are United to Better Serve You

March 24, 2011

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of the Shareholders to be held on Wednesday April 20, 2011, at 2:00 p.m. local time, at The Citizens Savings Bank’s main office, 201 South Fourth Street, Martins Ferry, Ohio.

The Annual Certified Audit of United Bancorp, Inc. is enclosed for your review prior to attending our Annual Meeting.

Payment of our regular first quarter cash dividend was made by separate mailing on March 18. Whether or not you received your dividend check in a separate mailing is dependent upon your level of participation in our Dividend Reinvestment Plan, Direct Deposit Program or whether your stock is being held for you in a broker name. No payment has been included with this mailing of our proxy materials.

It is important that your shares are voted, and we hope that you will attend the Annual Meeting. Please vote by executing and returning the enclosed form of Proxy or follow the instructions to vote electronically on the Internet or by phone.

Very truly yours,
James W. Everson Chairman, President and Chief Executive Officer

Enclosures

United Bancorp, Inc. 201 S. Fourth Street • Martins Ferry, Ohio 43935

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 20, 2011

March 24, 2011

To The Shareholders of
United Bancorp, Inc.

The Annual Meeting of Shareholders of United Bancorp, Inc. will be held at 201 South 4th, Martins Ferry, Ohio, April 20, 2011, at 2:00 p.m. local time for the purpose of considering and voting upon the following matters as more fully described in the Proxy Statement.

Proposals:

1.	Election of Directors — To elect SEVEN directors.
2.	Advisory Vote on the Appointment of the Independent Registered Public Accounting Firm
3.	Other Business — To transact any other business which may properly come before the meeting or any adjournment of it.

Shareholders of record at the close of business on March 4, 2011 will be entitled to vote the number of shares held of record in their names on that date.

We urge you to sign and return the enclosed proxy as promptly as possible or vote via the phone or Internet, whether or not you plan to attend the meeting in person. This proxy may be revoked prior to its exercise.

By Order of the Board of Directors
Randall M. Greenwood Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 2011

The proxy statement and form of proxy being issued in connection with the 2011 Annual Meeting of Shareholders and the Company’s 2010 Annual Report to Shareholders are available at www.amstock.com/ProxyServices/ViewMaterials.asp.

Your vote is important. Please mark, sign, date and mail the enclosed proxy form(s) whether or not you plan to attend the Annual Meeting. A return envelope is enclosed for your convenience. In addition, you may also submit your proxy electronically, either by telephone or via the Internet. To do so, dial 1-800-Proxies or visit www.voteproxy.com and follow the simple instructions. No information is required to submit your proxy electronically other than the Company Number and Account Number shown on the proxy card delivered with these proxy materials.

Please contact Randall M. Greenwood, Corporate Secretary, at 740-633-0445, ext. 6181 if you would like information on how to obtain directions to be able to attend the meeting and vote in person.

UNITED BANCORP, INC.
201 SOUTH 4TH STREET
MARTINS FERRY, OHIO 43935

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD APRIL 20, 2011

INTRODUCTION

This Proxy Statement is being furnished to shareholders of United Bancorp, Inc. (“United Bancorp” or the “Corporation”) in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders, and any adjournment thereof, to be held at the time and place set forth in the accompanying notice (“Annual Meeting”). This Proxy Statement and the enclosed proxy are first being sent to shareholders on or about March 24, 2011.

At the Annual Meeting, shareholders of the Corporation will be asked to:

•	Elect seven nominees to the Corporation’s Board of Directors.
•	Ratify the Audit Committee’s appointment of BKD, LLP to serve as the Company’s Independent Registered Public Accounting Firm for the 2011 fiscal year.

Voting and Revocation of Proxies

Just indicate on the enclosed proxy card how you want to vote, and sign, date and return it as soon as possible in the enclosed envelope or submit a proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. Where properly executed proxy cards are returned but no such instructions are given, the shares will be voted “For” the election to the Board of Directors of each of the persons nominated by the Board of Directors of the Corporation.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation a written notice of revocation, by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Written notices of revoked proxies may be directed to Randall M. Greenwood, Secretary, 201 South 4th Street, Martins Ferry, Ohio 43935.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone, e-mail or telecopy without additional compensation. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

MEETING INFORMATION

Date, Place and Time

The Annual Meeting of Shareholders of the Corporation will be held on Wednesday, April 20, 2011, at 2:00 p.m., local time, at The Citizens Savings Bank, 201 South 4th Street, Martins Ferry, Ohio.

Record Date, Voting Rights

Only the Corporation’s common shares can be voted at the Annual Meeting. Each share entitles its owner to one vote on all matters.

The close of business on March 4, 2011 (the “Record Date”), has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were approximately 2,000 shareholders (including both record holders and beneficial owners holding their shares in street name) of the Corporation’s common shares and 5,256,811 of the Corporation’s common shares outstanding as of the Record Date.

The presence in person or by proxy of a majority of the outstanding common shares of the Corporation entitled to vote at the meeting constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

OWNERSHIP OF VOTING SHARES

As of the Record Date, the following entity was the only shareholder known to the Corporation to be the beneficial owner of more than 5% of the Corporation’s outstanding common shares:

Person	Shares of Common Stock Owned	Percent of Class
United Bancorp, Inc. Employee Stock Ownership Plan(1) 201 South Fourth Street, Martins Ferry, OH 43935	346,326	6.5%

1.	Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. As a general matter, the ESOP trustee is required to vote unallocated shares in the same manner as the trustee has been directed to vote allocated shares by participants holding a majority of the allocated shares voted in connection with the meeting. As of the Record Date, 109,971 shares had been allocated to participants’ accounts and 236,355 shares remain unallocated under the ESOP.

The following table sets forth the beneficial ownership of the Corporation’s common shares by each of the Corporation’s directors and the Corporation’s named executive officers, and the directors and executive officers as a group, as of December 31, 2010.

Name of Beneficial Owner	Common Shares Owned(1)	Percent of Class
James W. Everson(2)	253,613	4.8%
John M. Hoopingarner	17,388	*
Terry A. McGhee	31,615	*
Samuel J. Jones	31,826	*
Richard L. Riesbeck(3)	40,794	*
Matthew C. Thomas	60,513	1.1%
Scott A. Everson	50,529	*
Randall M. Greenwood	29,432	*
All Directors and Executive Officers as a Group (19 in group)	668,486	12.6%

*	Ownership is less than 1% of the class.
1.	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.
2.	Includes 71,272 shares subject to shared voting and investment power.
3.	Includes 17,651 shares subject to shared voting and investment power.

In the aggregate, shares beneficially owned by all insiders of the Corporation (as reflected in the table above) and all other employees through the Corporation’s 401(k) and ESOP employee benefit plans, totaled 1,085,997 Shares, or 20.4% of all outstanding shares of the Corporation, as of December 31, 2010.

PROPOSAL # 1
ELECTION OF DIRECTORS

Nominees

The nominees for election at the Annual Meeting are James W. Everson, Scott A. Everson, John M. Hoopingarner, Samuel J. Jones, Terry A. McGhee, Richard L. Riesbeck and Matthew C. Thomas each of whom is currently a director of the Corporation. If elected, these directors will serve a one-year term expiring in 2012. The following table sets forth-certain information with respect to the nominees. There were no arrangements or understandings pursuant to which the persons listed below were selected as directors or nominees for director.

Name	Age	Principal Occupation for Past Five Years	Positions and Offices Held with United Bancorp	Director Since
James W. Everson	72	Chairman, President and Chief Executive Officer, United Bancorp; Chairman The Citizens Savings Bank*. Chairman, The Community Bank*	Chairman, President and Chief Executive Officer, United Bancorp; Chairman, The Citizens Savings Bank.	1983
Scott A. Everson	43	President and Chief Executive Officer, The Citizens Savings Bank	Senior Vice President and Chief Operating Officer, United Bancorp	2009
John M. Hoopingarner	56	Executive Director, Muskingum Watershed Conservancy District	Director	1992
Samuel J. Jones	70	Business Owner, Athletic Club	Director	2007
Terry A. McGhee	61	President and Chief Executive Officer, Westerman, Inc., a manufacturing company	Director	2001
Richard L. Riesbeck	61	President, Riesbeck Food Market, Inc., a regional grocery store chain	Director	1984
Matthew C. Thomas	54	President, M. C. Thomas Insurance Agency, Inc., an independent insurance agency	Director	1988

There were no agreements or understandings pursuant to which any of the persons listed above was selected as a director. Mr. James W. Everson, Director, Chairman, President and Chief Executive Officer of the Corporation, is the father of Mr. Scott A. Everson, Director, Senior Vice President & Chief Operating Officer of the Corporation.

The Board of Directors of United Bancorp met 4 times in 2010. In 2010, each director attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served.

Vote Required to Elect Nominees

Directors are elected by a plurality of the vote. Consequently, the seven nominees for director who receive the largest number of votes cast “For” will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no impact on the outcome of the election of directors. Where properly executed proxy cards are returned but no such instructions are given, the shares will be voted “For” the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES FOR ELECTION
TO THE BOARD OF DIRECTORS

DIRECTOR INDEPENDENCE AND RELATED PARTY TRANSACTIONS

The Board of Directors has determined that all Directors have met the independence standards of the NASDAQ Marketplace listing standards with the exception of James W. Everson, who is the Chief Executive Officer of the Corporation, and Scott A. Everson, who is a Senior Vice President and the Chief Operating Officer of the Corporation. Directors deemed independent by the Board of Directors include John M. Hoopingarner, Terry A. McGhee, Samuel J. Jones, Richard L. Riesbeck and Matthew C. Thomas. In making its determination regarding the independence of all directors and nominees for director, the Nominating and Governance Committee and the Board of Directors reviewed and the board considered the following related party transaction.

Director Riesbeck:  On April 1, 1998, United Bancorp, through its subsidiary, The Citizens Savings Bank, entered into a lease agreement with Riesbeck Food Markets, Inc. for space used as an in-store banking location in St. Clairsville, Ohio. Pursuant to the terms of the lease, the Corporation paid Riesbeck Food Markets, Inc. $30,000 in 2010. Over the current 5-year fixed term of the lease, which began on April 1, 2007 and is set to expire on April 1, 2012, lease payments will total approximately $150,000. Mr. Riesbeck is an officer, director and shareholder of Riesbeck Food Markets, Inc. Management believes the lease between Riesbeck Food Markets, Inc. and the Corporation was made on an arms-length basis. Management employed a third party consulting firm that specializes in grocery store banking facilities to establish the terms of the lease.

In addition, the Corporation has engaged and intends to continue to engage in the lending of money through its subsidiary bank to several of its Directors, executive officers and corporations or other entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than a normal risk of collectability or present other unfavorable features.

Except for the specific transactions described above no director, executive officer or beneficial owner of more than five percent of the Corporation’s outstanding voting securities (or any member of their immediate families) engaged in any transaction with the Corporation during 2010 in which the amount involved exceeded $120,000. It is, however, customary and routine for directors, officers and employees of community banks and their spouses, family members and associates to do business with their community bank. Such a relationship, including routine banking business, is viewed as beneficial to the Corporation and is encouraged, so long as such relationships are fair and reasonable to the Corporation and are entered into upon terms and conditions generally available to the public, or similar to that which could be obtained from an independent third party. In that regard, pursuant to the Corporation’s Code of Ethics and business Conduct, United Bancorp may do business and have financial dealings with directors, officers and employees and their respective spouses, family members and associates provided either of the following criteria is satisfied:

•	Such business or financial dealings involve United Bancorp’s subsidiary bank or any other financial services subsidiary providing banking or financial services to such person in the ordinary course of business upon terms and conditions generally available to the public, to the extent such arrangements are made in compliance with all applicable banking and securities laws and regulations; or
•	The terms and conditions of such relationship have been presented to and approved by the Audit Committee of United Bancorp’s Board of Directors, including any “related party transaction” requiring disclosure in United Bancorp’s annual meeting proxy statement. In the event any member of the Audit Committee, any entity controlled by such member, or any associate or family member of such member, proposes to provide products or services to the Corporation, such member must recuse him or herself from the discussion and decision about the appropriateness of such arrangement.

CORPORATE GOVERNANCE AND
COMMITTEES OF THE BOARD

The Board of Directors has adopted both the United Bancorp, Inc. Corporate Governance Guidelines and the United Bancorp, Inc. Code of Ethics and Business Conduct, both of which may be found on United Bancorp’s website at www.unitedbancorp.com. The Board of Directors of United Bancorp has standing Executive, Audit, Compensation, and Nominating and Governance Committees. The Audit Committee has been established in accordance with section 3(a)(58)(A) of the Exchange Act. The membership and general function of these committees are noted below.

Executive Committee.  Mr. James W. Everson, Chairman, and Messrs. Hoopingarner, McGhee and Riesbeck are the members of the Corporation’s Executive Committee. The Executive Committee met 4 times during 2010. The functions of this committee are to act in the stead of the board between meetings, to receive formal vendor presentations and to review with management and set the agenda for each board meeting. The Executive Committee members also serve as advisory trustees to the Corporation’s defined benefit pension plan and as trustees to the Corporation’s 401(k) and ESOP plans.

The Executive Committee of the Board of Directors is also responsible for ensuring that an adequate risk management framework is in place and functioning as intended. A clear understanding and working knowledge of the material risks inherent to the Corporation’s activities is an absolute necessity. Material risks routinely monitored by the Executive Committee include: market risk; credit risk; and compliance risk. A brief description of the Executive Committee’s function in monitoring these risks follows below.

Market Risk:  Market risk is the exposure to loss resulting from changes in interest rates and equity prices. The primary market risk to which we are subject is interest rate risk. The majority of our interest rate risk arises from the instruments, positions and transactions entered into for purposes other than trading such as loans, available for sale securities, interest bearing deposits, short term borrowings and long term borrowings. Interest rate risk occurs when interest bearing assets and liabilities reprice at different times as market interest rates change.

The Board, through its Executive Committee, is responsible for monitoring interest rate risk within an overall asset/liability management framework, including monitoring the effectiveness of the processes and control procedures used by the Bank to monitor the relative mix of assets and liabilities. The principal components of asset/liability management include, but are not limited to liquidity planning, capital planning, gap management and spread management.

Credit Risk:  The risk of nonpayment of loans, or credit risk, is inherent in commercial banking. The Board, through its Executive Committee, is also responsible for monitoring credit risk by periodically evaluating loan review reports generated both internally by the Bank and externally by a third party engaged to perform a loan review analysis. The Executive Committee attempts to reduce the Bank’s credit exposure by carefully monitoring the concentration of its loans within specific industries and through loan application and approval procedures.

Compliance Risk:  The banking industry is heavily regulated, and the activities and operations of the Bank are subject to a number of detailed, complex and sometimes overlapping laws and regulations. The Board, through its Executive Committee, is also responsible for overseeing the Bank’s compliance with these various laws and regulations, which include without limitation state usury and consumer credit laws, state laws relating to fiduciaries, the Federal Truth-in-Lending Act (Regulation Z), the Federal Equal Credit Opportunity Act (Regulation B), the Fair Credit Reporting Act (Regulation V), the Truth in Savings Act (Regulation DD), the Community Reinvestment Act (Regulation BB), anti-redlining legislation and antitrust laws. As part of this process, the Executive Committee also monitors the effectiveness of the internal controls implemented to safeguard against operational risks, including, but not limited to, data processing system failures and errors, customer or employee fraud and catastrophic failures resulting from terrorist acts or natural disasters.

Audit Committee.  Mr. Riesbeck, Chairman, and Messrs. Jones and Thomas are the members of the Audit Committee. The Audit Committee met 4 times during 2010. The functions of this Committee include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Corporation, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent auditors, reviewing the Corporation’s financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Corporation’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent auditors. The Board of Directors has adopted a written charter for the Audit Committee which may be found on the Corporation’s website at www.unitedbancorp.com. All members of the Audit Committee meet the independence standards of the NASDAQ Marketplace listing standards. The Board of Directors has determined that Richard L. Riesbeck is an audit committee financial expert for the Corporation and is independent as described in the preceding sentence. The report of the Audit Committee for 2010 appears under the caption “Report of the Audit Committee”.

Compensation Committee.  Mr. Thomas, Chairman, and Messrs. Hoopingarner and McGhee are the members of the Compensation Committee. The Compensation Committee met twice during 2010. The Board of Directors has a Compensation Committee comprised entirely of independent Directors. Director and executive officer compensation are determined by this Committee of the Board of Directors. The Board of Directors has adopted a Compensation Committee Charter which may be found on the Corporation’s website at www.unitedbancorp.com. Mr. James W. Everson, Chief Executive Officer of the Corporation, does not participate in any deliberations or decisions regarding his own compensation, but he may advise this committee with respect to the compensation of other executive officers.

Nominating and Governance Committee.  The Nominating and Governance Committee is comprised entirely of independent Directors. Mr. Hoopingarner, Chairman, and Messrs. Jones and Riesbeck are the members of the Nominating and Governance Committee. The Board of Directors has adopted a Nominating and Governance Committee Charter which may be found on the Corporation’s website at www.unitedbancorp.com. This Committee met once in 2010.

This Committee develops and recommends to the Board corporate governance policies and guidelines for the Corporation and for the identification and nomination of Director and committee member candidates and recommends director candidates to the Board of Directors for nomination in accordance with the Corporation’s Amended Code of Regulations. In executing the latter function, the Committee will investigate and assess the background and skills of potential candidates. Upon identifying a candidate for serious consideration, one or more members of the Nominating and Governance Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Nominating and Governance Committee members (individually or as a group), meet the Corporation’s Chief Executive Officer and other executive officers and ultimately meet many of the other Directors. The Nominating and Governance Committee would elicit feedback from all persons who met the candidate and then determine whether or not to recommend the candidate to the Board of Directors for nomination.

United Bancorp’s Corporate Governance Guidelines and Code of Ethics and Business Conduct set forth the following criteria for Directors: independence (a majority of the Directors must be independent); honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; particular experience, skills or expertise relevant to the Corporation’s business; depth and breadth of business and civic experience in leadership positions; and ties to United Bancorp’s geographic markets. Solely for purposes of maintaining a diverse mix of individuals on the Board of Directors, special consideration is given to experience, skills or expertise, and the depth and breadth of their business and civic experience in leadership positions. As currently comprised, the Board of Directors is a diverse group of individuals who are drawn from various market sectors and industry groups with a presence in the Bank’s markets. Board members are individuals with knowledge and experience who serve and represent the Company’s geographic footprint throughout the counties and communities served. Current board representation by outside directors demonstrates a background in regional government, insurance, manufacturing, and retail, with the expertise of these individuals covering a broad array of skills including corporate management, human resource management, strategic planning, business acquisitions, and retail and small business operations. In addition, generational attributes further broaden the diversity of the full board. What follows is a brief description of the particular experience and qualifications of each member of the Corporation’s Board of Directors.

James W. Everson

James W. Everson, Chairman, President and Chief Executive Officer of United Bancorp, Inc., Martins Ferry, Ohio has served as the Company’s CEO since its formation as a registered bank holding company in 1983. Mr. Everson graduated from The Ohio State University in 1961 with a Bachelor of Science Degree in Business Administration with a major in Commercial Banking. He began his banking career with The Citizens Savings Bank as a management trainee immediately upon graduation and completion of his active duty with the Ohio Air National Guard that November. He was appointed the Bank’s fourth President and CEO in January of 1973, at which time the Bank had $17 million in total assets. Mr. Everson has presided over an expansion program that began with the November 1974 opening of the Bank’s first full service branch office in Colerain, Ohio, and which has ultimately lead to twenty banking offices serving the Ohio Counties of Athens, Fairfield, Hocking, Belmont, Carroll, Harrison, Jefferson and Tuscarawas through the Bank’s Community Bank and Citizens Bank Divisions. Mr. Everson retired from his positions as President and CEO of the Bank upon the appointment of Scott A. Everson to the positions of President and Chief Executive Officer of the Bank on November 1, 2004. In addition to his positions as Chairman, President and CEO of United Bancorp, Inc., Mr. Everson continues to serve as the Bank’s Chairman of the Board.

Mr. Everson has extensive experience and contacts gained from being active within his Church, community and industry. He is a life member and Elder of The First Presbyterian Church, Martins Ferry, Ohio where he has served several terms on its Session and the Board of Deacons. His active leadership role in the community led to his recognition as “Citizens of the Year” by the Chamber of Commerce. In addition, Mr. Everson has a 30 year service award as Director of the Belmont County Auto Club, the Founding Chairman of the Eastern Ohio Regional Transit Authority, a 45 year member of Salvation Army Board, a past President of the former Martins Ferry Kiwanis Club, and a 20-year member of the Ohio University Eastern Advisory Board. Mr. Everson has served as a member of The State of Ohio Banking Commission, The Small Bank Council of The

Federal Reserve Bank of Cleveland, and he is a Past President and Chairman of The Ohio Bankers Association.

Scott A. Everson

Scott A. Everson was appointed to the Board of Directors of United Bancorp, Inc. in August 2009. Mr. Everson graduated from Westminster College in 1990 with a Bachelor’s Degree in Business Administration/Finance. Following one year of employment with Hewlett-Packard in the area of sales support, he joined the Bank on a full-time basis and rose through the ranks of lending and retail banking to become the Senior Vice President of Retail Banking of the Bank and Senior Vice President and Chief Operating Officer of the Company in April 1999. In May 2002, he was appointed President and Chief Operating Officer and a Director of the Bank, becoming the Bank’s Chief Executive Officer in November 2004.

Mr. Everson has received additional education throughout his career, graduating from the Ohio School of Consumer Credit, the Ohio School of Banking, the Graduate School of Banking at the University of Wisconsin, and the Executive Banking Institute in Austin, Texas. In addition, he also serves on the Government Relations Council of the Ohio Banker’s League keeping abreast of the many legislative issues that confront the banking industry.

John M. Hoopingarner

John M. Hoopingarner is the Executive Director of the Muskingum Watershed Conservancy District, a position he has held since 1989. He earned his Bachelor of Arts from Muskingum College in 1976 and his Juris Doctor degree from Ohio Northern University School of Law in 1979.

Mr. Hoopingarner, prior to his current position, practiced law for 10 years, was co-owner of a Title Company and taught Real Estate Law as an adjunct instructor at the Tuscarawas campus of Kent State University. Mr. Hoopingarner was elected to the Board of Directors of The Citizens-State Bank of Strasburg in 1990 and served on its Executive Committee. He became a member of The Citizens Savings Bank Board when The Citizens-State Bank was merged into its charter in 1999 where he now serves as a member of its Executive Committee. He was elected to the Company’s board in 1992 and serves as a member of its Executive Committee and Chair of its Nominating-Governance Committee.

Mr. Hoopingarner has extensive experience serving on boards of local and regional nonprofit and other organizations including prior service on the boards of the Muskingum Lakes Chapter of the American Red Cross, the Tuscarawas County YMCA, the Tuscarawas County Board of Mental Retardation and Developmental Disabilities, and the Ohio Association of County Boards of Mental Retardation and Developmental Disabilities. He currently serves as a board member for the Dover Public Library, the Water Management Association of Ohio, the Ohio Water Advisory Council (Appointed by Governor Ted Strickland, 2007), the Muskingum River Advisory Council, the Water Research Foundation

of Ohio, the Ohio Water Resources Council Advisory Group, and the Muskingum Watershed Conservancy Foundation. Mr. Hoopingarner is also active in numerous professional Associations.

Samuel J. Jones

Samuel J. Jones owns and operates an athletic club in Glouster, Ohio where he has over 40 years of experience owning and operating small businesses including both a restaurant and a women’s retail clothing store. He received an A.A.B in Business Management and Entrepreneurship from Hocking College in Nelsonville, Ohio and completed the Executive Leadership Institute in 2007.

Mr. Jones was a member of The Community Bank Board when it was acquired by the Company in 1998 and served as a member of its Executive Committee and Audit Committee. He became a member of The Citizens Savings Bank board when the Community Bank merged into its charter in July of 2007. He was elected to the Company’s board in 2007 and serves as a member of its Audit Committee and Nominating-Governance Committee.

Mr. Jones is active in community service and is a member of the Board of Trustees for the Trimble Local Textbook and Supplies Foundation, the Trimble Local Wall of Fame committee and is a past member of the Board of Trustees for the Glouster Board of Public Affairs. He was instrumental in organizing the annual Southeastern Ohio Golden Gloves Tournament which generates revenue for the Trimble County schools.

Mr. Jones’ recognition for outstanding community leadership includes being chosen as the Citizen of the Year in Trimble Township, being awarded the Colombo-McConnell Memorial Award by former West Virginia Governor Bob Wise and being selected to both the Trimble Local Alumni Wall of Fame and the Trimble High School Athletic Hall of Fame. He was awarded the Athens County Rotary Service Award for outstanding community service.

Terry A. McGhee

Terry A. McGhee is the President and Chief Executive Officer of Westerman, Inc., Bremen, Ohio, where he has been employed since 1972. He was appointed President and CEO in 1993. Mr. McGhee graduated Summa Cum Laude from Ohio University in 1972 with a Bachelor of Science degree.

Mr. McGhee became a member of the Community Bank Board in 1999 and the Company Board in 2001. He served on the Bank’s Executive Committee and Chair of its Audit Committee and continued serving on the Board of The Citizens Savings Bank when the Community Bank was merged into its charter in July of 2007. He continues to serve the Company today as a Director and as a member of its Executive Committee and Compensation Committee.

Mr. McGhee has extensive experience serving on numerous boards for non-profit entities, including service on the United Way of Fairfield County Board of

Trustees, the Lancaster-Fairfield County Chamber of Commerce Board of Directors, the Lancaster Area Community Improvement Board of Trustees, the Ohio University-Lancaster Advisory Boards, the Lancaster Chorale Board of Directors, the Bremen Chamber of Commerce, and the QT Consortium Board.

Richard L. Riesbeck

Richard L. Riesbeck was appointed in 1982 as President and Chief Executive Officer of Riesbeck Food Markets, Inc., a privately-owned retail firm with 1,200 employees operating 16 supermarkets in Ohio and West Virginia. He is a graduate of Mountain State College with a Certificate in Accounting, Wheeling Jesuit University with a Bachelor of Arts Degree, Muskingum University with a Master of Education Degree and is currently working toward a Master of Management degree at Mount Vernon Nazarene University.

Mr. Riesbeck was elected in 1984 as a Director of United Bancorp, Inc. and The Citizens Savings Bank. He has been designated the Lead Outside Director of the Company and Bank’s Boards of Directors and is a Member of their Executive Committees, as well as the Chairman of the Company’s Audit Committee where he serves as the designated “financial expert”.

Mr. Riesbeck’s past board services includes 15 years of service as a board member and committee chair for Wheeling Hospital and as a board member and chairman of Wheeling Jesuit University. He has also serves as a board member and Independent Operator Committee member of Food Marketing Institute, an international, 2,300-member association of food wholesalers and retailers. He is also a member of the National Association of Corporate Directors, the American Marketing Association and the Academy of Management

Matthew C. Thomas

Matthew C. Thomas graduated from Bowling Green State University in 1978 with a bachelor degree in insurance and finance. He is President of the M.C. Thomas Insurance Agency, Inc., an independent family-owned insurance agency located in Bridgeport, which has operated in the Ohio Valley since 1954. He has been recognized as one of Westfield Insurance Company’s top producers.

Mr. Thomas was elected in 1986 as a Director of The Citizens Savings Bank and to the Company’s Board in 1988. He serves as a member of the Bank’s Executive Committee and the Company’s Audit Committee and Chairs its Compensation Committee.

Mr. Thomas also serves on a number of non-profit boards and is a past President and current Trustee of the Bridgeport Rotary Club, a member of the Martins Ferry Library Board, the East Ohio Regional Hospital Board and serves as Chair of its holding company, the Ohio Valley Health Services and Education Corporation, Wheeling, WV.

The Nominating and Governance Committee is empowered to engage a third party search firm to assist it in identifying candidates, but the Committee currently believes that the existing directors and executive management of the Corporation and its subsidiaries have sufficient networks of business contacts to identify candidates. The Nominating and Governance Committee did not engage any director search firm in 2010 and, accordingly, paid no fees to any such company. United Bancorp’s Corporate Governance Guidelines provide also that shareholders may propose nominees by submitting the names and qualifications of such persons to the Chairman of the Nominating and Governance Committee. Submissions are to be addressed to the Chairman of the Nominating and Governance Committee at the Corporation’s executive offices, which submissions will then be forwarded to the Chairman. The Nominating and Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The submission should be made no later than December 31st of each year for consideration in regard to the next annual meeting of shareholders. The Nominating and Governance Committee is not obligated to recommend to the Board, nor the Board to nominate any such individual for election.

Neither the Board nor the Nominating and Governance Committee have implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2010, all United Bancorp, Inc. Directors attended the Annual Meeting.

AUDIT COMMITTEE REPORT

The Audit Committee of the United Bancorp Board of Directors (the “Committee”) is composed of three directors, each of whom is independent as defined by the NASDAQ Marketplace listing standards, and operates under a written charter adopted by the Board of Directors.

Management is responsible for the Corporation’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and to issue a report thereon. The Committee’s responsibility is to monitor and oversee the processes. In this context, the Committee has met and held discussions with management and the independent auditors. In discharging its oversight responsibility as to the audit process, the Committee: (i) obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence consistent with the applicable requirements of Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent accountant’s communications with the audit committee concerning independence; (ii) discussed with the auditors any relationships that may impact their objectivity and independence; and (iii) satisfied itself as to the auditors’ independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of United Bancorp’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Committee reviewed the audited consolidated financial statements of United Bancorp as of and for the year ended December 31, 2010, with management and the independent auditors. Based on the aforementioned review and discussions with management and the independent auditors, the Committee recommended to the Board that United Bancorp’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission. The Committee also appointed the independent auditors.

Audit Committee
Richard L. Riesbeck, Chairman
Samuel J. Jones
Matthew C. Thomas

SELECTION OF AUDITORS

For the fiscal year ended December 31, 2010, BKD, LLP (“BKD”) served the Corporation as independent auditor.

The Audit Committee has retained BKD as United Bancorp’s independent auditor for fiscal year 2011. We expect representatives of BKD to be present at the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the Annual Meeting.

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to United Bancorp for the fiscal year ended December 31, 2010 and 2009 by BKD.

	2009		2010
Audit Fees	$121,550		$117,160
Audit-Related Fees	46,885	(a)	34,325	(a)
Tax Fees	15,415	(b)	12,575	(b)
All Other Fees	16,060	(c)	—	(c)
Total	$199,910.		$164,060.

(a)	Includes fees for services related to benefit plan audits.
(b)	Includes fees for services related to tax compliance and tax planning.
(c)	Work related to FHLB Agreed Upon Procedures and technical accounting research.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below. The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided during 2010 by BKD, LLP pursuant to these exceptions.

PROPOSAL # 2
ADVISORY VOTE ON THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of BKD to serve as its independent registered public accounting firm for the Company for the year 2011. The firm has served as independent auditors for the Company since 2007. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution approving BKD as the Company’s independent registered public accounting firm is rejected by the shareholders then the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Proxies in the form solicited hereby which are returned to the Company will be voted in favor of this non-binding proposal unless otherwise instructed by the shareholder. Pursuant to the Company’s Code of Regulations, and assuming a quorum is present, the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve the appointment of BKD. Shares which are present at the meeting but not cast for or against this proposal, such as abstentions, will have no effect on the outcome.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
RECOMMENDS A VOTE “FOR” THE ADOPTION OF
THIS NON-BINDING ADVISORY PROPOSAL

EXECUTIVE COMPENSATION
AND OTHER INFORMATION

The following information relates to compensation of management for the year ended December 31, 2010, unless otherwise noted below. Mr. J. Everson principally serves as Chairman, President and Chief Executive Officer of United Bancorp, Inc. Mr. S. Everson principally serves as President and Chief Executive Officer of The Citizens Savings Bank which is the wholly owned subsidiary of the Company.

Compensation Overview

Introduction.  The Compensation Committee administers our executive compensation program. The committee, which is composed entirely of independent directors, is responsible for reviewing and determining executive officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the evaluation of all other officers and employees, for administering our incentive compensation programs, for approving and overseeing the administration of our employee benefits programs, for providing insight and guidance to management with respect to employee compensation generally, and for reviewing and making recommendations to the board with respect to director compensation. The President and Chief Executive Officer participates with respect to decisions concerning other executive officers of the Corporation.

The Compensation Committee operates under a charter adopted by the board of directors. The Compensation Committee annually reviews the adequacy of its charter and recommends changes to the board for approval. The charter grants the Committee the authority to retain and terminate advisors, including compensation consultants, accountants and legal counsel, to assist in discharging its duties. The Compensation Committee meets at scheduled times during the year and also acts upon occasion by electronic written consent. The chair of the committee reports on committee activities and makes committee recommendations at meetings of the board of directors.

Compensation Philosophy.  Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management. The Board of Directors believes a key to attracting and retaining good management and directors is a competitive compensation program. Toward this end, the management compensation committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:

•	Support a pay-for-performance policy that rewards Executive Officers for corporate performance.
•	Motivate Executive Officers to achieve strategic business goals.
•	Provide competitive compensation opportunities critical to the Corporation’s long-term success.

The committee collects and analyzes comparative executive compensation information from relevant peer groups, then approves executive salary adjustments. Additionally, from time to time, the committee reviews other human resource issues, including qualified and non-qualified benefits, and management performance appraisals.

The Committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time-to-time, consultation with independent executive compensation advisors. Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to the Corporation and its subsidiaries.

There are two principal components of the compensation program for all Executive Officers of the Corporation and its commercial bank subsidiary: (i) a base salary component and (ii) a cash bonus incentive component. Until 2006, the Corporation also had a long-term incentive compensation component in the form of a stock option plan. Awards can no longer be made under the plan, but the final grants that were made under the plan will not expire until 2015. In 2008 the Corporation’s shareholders approved The United Bancorp, Inc. 2008 Stock Incentive Plan. In accordance with the 2008 Plan, the Company issued 180,000 restricted common stock awards to certain Officers and Directors of the Company. The Corporation also has a 401(k) and employee stock ownership plan and a defined benefit pension plan.

In making its decisions regarding annual salary adjustments, the committee reviews quantitative and qualitative performance factors as part of an annual performance appraisal. These are established for each executive position and the performance of the incumbent executive is evaluated annually against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.

The accounting and tax treatment of particular forms of compensation materially do not affect the committee’s compensation decisions. However, the committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.

Components of Compensation.  The elements of total compensation paid by the Corporation to its senior officers, including the President and Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table which appears following this Compensation Overview (the CEO and the other executive officers identified in that Table are sometimes referred to collectively as the “Named Executive Officers”), include the following:

•	Base salary;
•	Awards under our cash and stock-based incentive compensation programs;
•	Awards under our 401(k) and employee stock ownership plan; and

•	Benefits under our life, health and disability plans.

Base Salary.  The base salaries of the Named Executive Officers are reviewed by the Committee annually as well as at the time of any promotion or significant change in job responsibilities. The committee reviews peer group data to establish a market-competitive executive base salary program, combined with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives. Salary income for each Named Executive Officer for calendar year 2010 is reported in “Salary” column of the Summary Compensation Table, which appears following this Compensation Overview. The base salary amounts shown in the Summary Compensation Table include directors fees paid in 2010 for service as a director of United Bancorp or its subsidiary bank in the following amounts for these executive officers:

Mr. James W. Everson	$32,935
Mr. Scott A. Everson	$21,350

Effective January 1, 2011, all executive officers of the Corporation received a cost of living increase for 2011 of 2.00% over their previous year’s base salary.

Incentive Cash Compensation.  United Bancorp has established a short-term incentive compensation plan that provides for cash awards upon the achievement of performance targets established for each executive officer. The cash-based plan is designed to reward achievement of short-term performance goals. For 2010, the Compensation Committee selected goals based on United Bancorp’s earnings per share. At the bank level, the Committee selected goals based on growth in loans and deposits, return on assets and return on equity. Threshold, target and maximum performance goals were set.

The amount of the annual cash bonus that may be earned by an executive officer is based on his or her base salary and is weighted to reflect each participant’s ability to affect the performance of United Bancorp, with the Chief Executive Officer having the largest weighting. Awards under the Corporation’s cash incentive compensation plan are generally based on the Corporation’s earnings per share for the year and the satisfaction of bank performance benchmarks. The exact weighting and mix of these goals varies among the executive officers. For more information regarding the structure of this plan, see the narrative disclosure that supplements the Summary Compensation Table provided below.

Long Term Restricted Stock Awards.  In keeping with the Board’s belief that key to attracting and retaining good management and directors is a competitive compensation program, in 2009 the Board, through the recommendation of its Compensation Committee, implemented a restricted stock awards program (the “Awards Program”) in accordance with the terms of the shareholder-approved United Bancorp, Inc. 2008 Stock Incentive Plan (the “2008 Plan”). The Awards Program is designed to retain the services of participating individuals by requiring them to maintain a period of continued employment with the Company before the ownership of their respective stock award vests. No awards were granted in 2010. At the time of grant, the receipt of the shares becomes a fully taxable event to participants based upon the current value of the shares, and the acceptance of the shares is subject to the participant’s execution a non-compete agreement which will take effect if the participant chooses to leave employment with the Company. Under the 2008 Plan the Company has 320,000 shares remaining for future grants.

401(k) and Employee Stock Ownership Plan.  The Corporation also offers a 401(k) plan, which covers all employees who have attained the age of 18 and have completed one year of service. Eligible employees may contribute up to $16,500 in 2010 and employees who have attained the age of 50 years or older may contribute an additional $5,500 in 2010. The Corporation may make a discretionary matching contribution equal to a percentage of each participant’s elective deferral not to exceed 6% of the participant’s annual compensation. Employer contributions are invested in the common stock of United Bancorp, Inc. under the Employee Stock Ownership Plan. Employee contributions are always vested. Employer contributions become 100% vested after 3 years of service. The Corporation’s contributions to the Employee Stock Ownership Plan made on behalf of the Named Executive Officers are included in the “all other compensation” column in the Summary Compensation Table.

Defined Benefit Pension Plan.  The Corporation has a defined benefit pension plan which covers all employees 21 or over who have completed 1,000 hours of service during an anniversary year, measured from date of hire. The plan calls for benefits to be paid to eligible employees at retirement, based primarily upon years of service and compensation rates near retirement. Benefits at retirement or vested termination of employment are based on years of credited service, and the average of the highest five consecutive years of compensation. The plan may provide monthly benefits commencing as early as age 50, but not later than age 70, for employees who terminate employment or retire with 5 or more years of credited service. The plan is integrated with social security covered compensation. In connection with his retirement as Chief Executive Officer of the Citizens Savings Bank subsidiary of United Bancorp on November 1, 2004, Mr. James Everson elected a lump sum distribution from the plan in 2004 reflecting his then 43 years of credited service under the plan. Under the plan provision Mr. Everson is not eligible to participate in the defined benefit plan since his 2004 distribution.

Group Life, Health and Disability Benefits.  The Corporation provides healthcare, life and disability insurance and other employee benefits programs to its employees, including its senior officers, except that life insurance is not provided under the group plan to executive officers that participate in the split-dollar life insurance arrangements discussed more thoroughly below. The committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the relevant peer groups so as to assure that the Corporation is able to maintain a competitive position in terms of attracting and retaining officers and other employees.

Except for United Bancorp’s split dollar life insurance arrangements with its executive officers and certain directors our employee benefits plans are provided on a non-discriminatory basis to all employees.

United Bancorp has split-dollar life insurance arrangements with its executive officers and certain directors that provide certain death benefits to the executive’s beneficiaries upon his or her death. The agreements provide a pre- and post-retirement death benefit payable to the beneficiaries of the executive in the event of the executive’s death. The Corporation has purchased life insurance policies on the lives of all participants covered by these agreements in amounts sufficient to provide the sums necessary to pay the beneficiaries, and the Corporation pays all premiums due on the policies. Under the arrangements, directors have the right to designate beneficiaries of death proceeds up to $100,000, subject to forfeiture of that right upon the occurrence of certain events. The named executive officers have the right to designate beneficiaries of death proceeds up to four times the named executive officer’s annual base salary, subject to forfeiture of that right upon the occurrence of certain events. The actual gross death benefit amounts payable under this plan are disclosed under Payments and Benefits in Connection with Termination or Change-in-Control. The economic benefit (the imputed income amount of this insurance) for the year 2010 to the named executive officers is included in the amounts for each of these executive officers set forth in the Summary Compensation Table under the column “All Other Compensation.” The economic benefit (the imputed income amount of this insurance) for the year 2010 to the directors is set forth in the Director Compensation Table under the column “All Other Compensation.”

2010 Executive Officer Compensation.  For 2010 the executive officers named in the Summary Compensation Table received salaries that were intended to maintain their compensation at a competitive level. Adjustments in 2010 base salary were based upon each Named Executive’s annual performance review, an annual review of peer compensation, and the overall performance of the company. These adjustments are consistent with the company’s salary budget which is approved by the compensation committee and becomes part of the overall budget approved annually by the board of directors.

The Corporation provides a reasonable level of personal benefits, and perquisites to one or more named executive officers to support the business interests of the bank, provide competitive compensation, and to recognize the substantial commitment both professionally and personally expected from executive officers. The aggregate value of perquisites and personal benefits, as defined under SEC rules, provided to each named executive officer is less than the reporting threshold value of $10,000.

As part of its compensation program the Corporation has entered into agreements with each of the Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See Employment Contracts and Payments Upon

Termination or “Change in Control” below for a more detailed description of these events. the Corporation believes that this structure will help: (i) assure the executives’ full attention and dedication to the company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.

Executive Compensation.  The following table sets forth the annual and long-term compensation for United Bancorp’s Chief Executive Officer and its three other highest paid executive officers, as well as the total compensation paid to each individual during United Bancorp’s last completed fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)		Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Nonqualified Deferred Compen- sation Earnings ($)(1)	All Other Compen- sation ($)(2)	Total ($)
James W. Everson Chairman President & Chief Executive Officer, United Bancorp, Inc. Principal Position CEO United Bancorp, Inc.	2010	208,195		—			29,794	47,314	26,562	311,865
	2009	202,520	—	210,000	(4)	—	31,982	24,329	29,933	498,764
	2008	196,710	—	—		—	122,096	7,741	24,057	350,604
Scott A. Everson Senior Vice President & Chief Operating Officer United Bancorp, Inc. Principal Position CEO The Citizens Savings Bank	2010	206,779		—			29,437	9,325	12,807	258,348
	2009	198,973	—	210,000	(4)	—	36,657	4,114	20,441	470,185
	2008	187,585	—	—		—	87,600	1,602	12,817	289,604
Randall M. Greenwood Senior Vice President, Chief Financial Officer & Treasurer, United Bancorp, Inc. Principal Position, CFO, United Bancorp, Inc.	2010	124,465	—	—		—	14,718	—	5,278	144,461
	2009	121,134	—	126,000		—	16,777	—	9,013	272,924
	2008	117,600	—	—		—	42,335	—	3,937	163,872

1	Pursuant to the deferred compensation plan implemented by United Bancorp, Inc. for the benefit of its corporate directors
2	The amounts shown in this column for the most recently completed fiscal year were derived from the following figures: (1) contributions by United Bancorp to its 401(k) Plan: Mr. James W. Everson, $5,731; Mr. Scott A. Everson $7,128; and Mr. Greenwood $3,997 (2) the economic benefit of life insurance coverage provided for the named executive officers: Mr. James W. Everson, $19,630; Mr. Scott A. Everson $890; and Mr. Greenwood $911.
3	The amounts shown in this column relates to an award of restricted stock under the Company’s 2008 Stock Incentive Plan.
4	The amount shown includes $84,000 attributable to an award of restricted stock under the Company’s 2008 Stock Incentive Plan for service on the Boards of Directors of the Company and the Bank.

In keeping with the Board’s belief that a key to attracting and retaining good management and directors is a competitive compensation program, in 2009 the Board, through the recommendation of its Compensation Committee, implemented a restricted stock awards program in accordance with the terms of the shareholder-approved United Bancorp, Inc. 2008 Stock Incentive Plan. In accordance with that plan, the Company issued 180,000 restricted common stock awards to certain Officers and Directors of the Company during 2009. These awards will cliff vest at the earliest of the individuals’ normal retirement date or 9 years and 6 months from date of grant. At December 31, 2010, no shares were vested pursuant to these awards. However, these shares are entitled to receive dividends and may be voted on matters requiring shareholder approval by the respective participants. These awards were considered in the Company’s dilutive earnings per share computation for 2010 but did not have a material impact on such calculation. No awards were granted during 2010.

The Corporation maintains a cash-based incentive compensation plan, payments pursuant to which are reported under the column headed “Non-Equity Incentive Plan Compensation.” The amount of the annual cash bonus that may be earned by an executive officer under this plan is based on his or her base salary and is weighted to reflect each participant’s ability to affect the performance of United Bancorp, with the Chief Executive Officer having the largest weighting. The multiple for calculating the maximum bonus of Mr. James Everson, the Corporation’s Chief Executive Officer, is set at 25% of his base salary for the year (the “Base Multiple”). The Base Multiple for Scott Everson, the Corporation’s Senior Vice President and Chief Operating Officer, is 25%. The Base Multiple for Mr. Randy Greenwood, the Corporation’s Senior Vice President and Chief Financial Officer, is set at 20% of his base salary for the year.

Awards under the Corporation’s cash-based incentive compensation plan are based on two general and independent criteria: (1) the Corporation’s earnings per share growth and/or a discretionary level of cash incentive award; and (2) the performance of The Citizens Bank (the “Bank”) in the following categories: loan and deposit growth; return on average assets; and return on average equity. Under the plan, the potential incentive award of the Corporation’s Chief Executive Officer for the year is based upon the Corporation meeting or exceeding its earnings per share from the previous year, while 75% of the Senior Vice Presidents’ potential bonuses are generally determined by reference to earnings per share. The balance of the Senior Vice Presidents’ cash-based incentive compensation is based upon the Bank’s financial performance. Under the plan, each executive officer is entitled to receive earnings per share or discretionary incentive awards as follows:

•	Earnings per share equal to previous year: 75% of Base Multiple
•	05% Increase in earnings per share over previous year: 100% of Base Multiple
•	10% Increase in earnings per share over previous year: 125% of Base Multiple

•	15% Increase in earnings per share over previous year: 150% of Base Multiple
•	17% Increase in earnings per share over previous year: 175% of Base Multiple
•	20% Increase in earnings per share over previous year: 200% of Base Multiple

While the Corporation’s earnings per share for 2010 decreased from 2009, the Compensation Committee, after consideration of the Corporation’s performance in relation to the overall banking industry and as part of the cash incentive compensation plan approved by the Board of Directors, granted a discretionary incentive award to the Corporation’s Officers at the 68% base multiple level.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)					Stock Awards
Name	Number of Securities Under- lying Unexer- cised Options (#) Exer- cisable	Number of Securities Under- lying Unexer- cised Options (#) Unexer- cisable	Equity Incentive Plan Awards: Number of Securities Under- lying Unexer- cised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James W. Everson	—	1,815	—	$10.15	1/16/2015	—	—	—	—
	—	—	—	—	—	25,000	217,750
Randall M. Greenwood	—	13,245	—	9.63	5/15/2015	—	—	—	—
	—	—	—	—	—	15,000	130,650	—	—
Scott A. Everson	—	13,245	—	9.63	5/15/2015	—	—	—	—
	—	12,100	—	12.15	8/23/2014	—	—	—	—
	—	—	—	—	—	25,000	217,750	—	—

1.	All outstanding options were awarded under the Corporations stock option plan, which expired in 2005.
2.	Market value of $8.71 per share of the Registrants stock as of December 31, 2010.

EMPLOYMENT CONTRACTS AND PAYMENTS UPON
TERMINATION OR “CHANGE IN CONTROL”

The Corporation has entered into change-in-control agreements with Messrs. James W. Everson, Scott A. Everson, and Greenwood. The agreements provide that Mr. James W. Everson, Mr. Scott A. Everson and Mr. Greenwood will be entitled to a lump sum severance benefit in the event of their involuntary termination of employment (other than for cause) following a “change in control” of the Corporation, as defined in the Agreements. In the event of a change in control and the involuntary termination of employment, the agreements provide that: Mr. James W. Everson will receive a lump sum cash payment equal to 2.99 times his annual compensation; and Messrs. Scott A. Everson and Greenwood would each receive a lump sum cash payment equal to 2.0 times their respective annual compensation.

The material terms of the Corporation’s defined benefit pension plan, its 401(k) and Employee Stock Ownership Plan, and the split-dollar life insurance arrangements maintained with respect to its executive officers and certain directors are discussed in the section of this proxy statement captioned “Compensation Overview.”

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John M. Hoopingarner	31,099	—	0	3,463	468	35,030
Terry A. McGhee	10,027	—	0	7,359	651	18,037
Samuel J. Jones	24,189	—	0	5,893	496	30,578
Richard L. Riesbeck	34,972	—	0	122	711	35,805
Matthew C. Thomas	28,797	—	0	11,365	365	40,527

The table above provides information on the compensation paid to the Company’s outside Directors during 2010. Information regarding compensation paid to J. Everson and S. Everson, including compensation paid to each for service in their capacities as Directors, is provided in the Summary Compensation Table and the supplemental narrative disclosure to that table provided above. The Corporation compensates each director for services as a director in the following manner: each director receives an annual retainer fee of $7,500 regardless of board meeting attendance and $780 per meeting attended. Each member of the Executive Committee and Compensation Committee receives $258 for each meeting attended. The Chairman of the Audit Committee receives a annual retainer of $1,000 and $483 per Audit Committee meeting attended, while all other members of the Audit Committee receive $301 per Audit Committee meeting attended (other than those held in connection with a full meeting of the Board of Directors). Amounts indicated under the “All Other Compensation” column represent the annual economic benefit imputed to each of the respective directors under the Corporation’s split dollar life insurance arrangement for the year 2010.

The Corporation has also established a deferred compensation plan for the benefit of its directors and the directors of its subsidiary bank. Both James and Scott

Everson participate in this plan in their capacity as directors, along with directors Hoopingarner, Jones, McGhee, Riesbeck and Thomas. The Plan is an unfunded deferred compensation plan for tax purposes and for purposes of Title I of ERISA. Amounts deferred by directors under the Plan shall remain unrestricted assets of the Corporation, and participants have the status of general unsecured creditors of the Corporation. Any member of the Board of Directors who desires to participate in the Plan may elect for any year, on or before the 31st day of December of the preceding year, to defer all or a specified part of the fees which thereafter shall be payable to him for services in the succeeding year. Additionally, such an election may be made at any time within thirty (30) days following the date on which a person is elected to the Board of Directors if such person was not a member of the Board on the preceding December 31st, provided that such election shall apply only for fees earned for services performed subsequent to the election for such calendar year. A Director may also make such an election within thirty (30) days following adoption of the Plan by such subsidiary of United Bancorp, Inc. which had not previously participated in the Plan, provided that such election shall apply only for fees earned for services performed subsequent to the election for such calendar year. At least annually a Director’s account balances or credits shall be deemed to be invested in United Bancorp, Inc. Common Stock and the Director’s account shall be credited with any subsequent dividends with respect to the Common Stock credited to his or her account.

When a participating Director ceases to be a member of the Board, the Corporation shall pay him or her in equal annual installments or at his irrevocable election, in one lump sum, the aggregate number of shares of United Bancorp, Inc. Common Stock, (including, without limitation shares deemed to be acquired through reinvested dividends) that are credited to his or her account as of the close of business on the date of the termination of his membership on the Board, together with any cash account balance which has not yet been deemed invested in United Bancorp, Inc. Common Stock. The annual installment payment option shall be over a period not to exceed ten years.

Amounts deferred by participating directors during 2010 are indicated in the table below.

Name	Director Compensation Deferred in Last FY ($)
James W. Everson	32,935	(1)
Scott A. Everson	21,350	(1)
Samuel J. Jones	6,047
Terry A. McGhee	5,413
Richard L. Riesbeck	3,497
Matthew C. Thomas	7,199

1.	This amount represents director fees reported as Salary in the Summary Compensation Table.

As discussed above in the section captioned “Compensation Overview,” in 2009 the Board, through the recommendation of its Compensation Committee, implemented a restricted stock awards program in accordance with the terms of the shareholder-approved United Bancorp, Inc. 2008 Stock Incentive Plan. In 2010 did not issue any restricted common stock.

In 2009, the Company issued 5,000 shares of restricted common stock to Directors for service on each of the Company’s and the Bank’s Board of Directors. All Directors received 10,000 shares of restricted common stock with the exception of Terry A. McGhee, who serves only on the Board of Directors of the Company. An additional 15,000 shares of restricted common stock were awarded to each of Directors James Everson and Scott Everson for service in their capacities as executive officers of the Company. The aggregate value for all such shares of restricted stock received by Directors James Everson and Scott Everson in their capacities as both Directors and executive officers is reported above in the Summary Compensation Table. All awards of restricted common stock will cliff vest at the earliest of each individual’s respective normal retirement date or 9 years and 6 months from date of grant. Prior to vesting, these shares are entitled to receive dividends and may be voted on matters requiring shareholder approval by the respective participants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires United Bancorp’s executive officers, directors and more than ten percent shareholders (“Insiders”) to file with the Securities and Exchange Commission and United Bancorp reports of their ownership of United Bancorp securities. Based upon written representations and copies of reports furnished to United Bancorp by Insiders, all other Section 16 reporting requirements applicable to Insiders during 2010 were satisfied on a timely basis.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
AND COMMUNICATIONS WITH DIRECTORS

Proposals for Inclusion in Proxy Materials

Shareholders may submit proposals appropriate for shareholder action at the Corporation’s Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 2011 Annual Meeting, they must be received by the Corporation no later than November 24, 2011. Such proposals should be directed to United Bancorp, Inc., Attention: Chief Executive Officer, 201 South Fourth Street, Martins Ferry, Ohio 43935.

Proposals Other than for Inclusion in Proxy Materials

Pursuant to the Corporation’s Amended and Restated Code of Regulations (the “Code”), if the Corporation provides less than 25 days’ prior notice of the 2012 Annual Meeting date, the latest possible cut-off for any shareholder to propose any matter to be acted upon at the 2012 Annual Meeting of Shareholders is the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed. Otherwise, in order to be timely, a shareholder’s notice must be delivered to the principal executive officers of the Corporation not less than 25 days prior to the meeting date. If the Board of Directors determines to hold the 2012 annual meeting of shareholders on the third Wednesday of April (April 18, 2012), as is the default annual meeting date pursuant to Section 1 of the Code, notice containing the information required by Section 5 of the Code would need to be delivered to the Company’s Secretary no later than March 24, 2012. If notice has not been provided by these respective dates, the business may not be considered at the Annual Meeting.

In addition, in accordance with Federal proxy regulations the proxy cards delivered in connection with next year’s Annual Meeting will confer discretionary voting authority, to be exercised in the judgment of the Corporation’s Board of Directors, with respect to any shareholder proposal received less than 45 days prior to the anniversary of the mailing date of this year’s proxy materials, which deadline will fall on or around February 8, 2012. The Corporation also retains its authority to discretionarily vote proxies with respect to shareholder proposals received after November 24, 2011 but prior to February 8, 2012, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.

Director Nominations

In order to make a director nomination at a shareholder meeting, it is necessary that you notify United Bancorp not less than 40 days nor more than 60 days prior to the date of the meeting. In addition, the notice must meet all other requirements contained in the Code.

Communications with Directors

Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: United Bancorp Board of Directors, 201 South Fourth

Street, Martins Ferry, and Ohio 43935. All letters directed to the Board of Directors will be received and processed by the Corporate Secretary and will be forwarded to the Chairman of the Nominating and Governance Committee without any editing or screening.

OTHER BUSINESS

Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgment.

ANNUAL REPORT TO SHAREHOLDERS

United Bancorp’s Annual Report for its fiscal year ended December 31, 2010 accompanies this Proxy Statement but is not part of our proxy soliciting material. Shareholders may obtain a copy of the Corporation’s annual report on Form 10-K, including financial statements and the notes thereto, required to be filed with the Commission pursuant to SEC Rule 13a-1 for the Corporation’s most recent fiscal year by submitting a written request to Randall M. Greenwood, Corporate Secretary, United Bancorp, Inc., 201 South 4th Street, Martins Ferry, Ohio. You may also request additional copies of our most recent Annual Report to Shareholders by submitting a written request to Mr. Greenwood’s attention. A library of United Bancorp’s annual reports can be accessed on the Corporation’s website at www.unitedbancorp.com.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS
SHARING AN ADDRESS

The Securities and Exchange Commission has adopted rules that allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. This is known as “householding.”

If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you (or from one of these other shareholders), you and all other shareholders who share your home address will receive only one copy of any of our annual report, proxy statement for our Annual Meeting of Stockholders, proxy statement we file and deliver in connection with any other meeting of shareholders, proxy statement combined with a prospectus or information statement. We will include with the household materials for our annual meetings, or any other shareholders’ meeting, a separate proxy card for each registered shareholder located at your home address.

If you do not wish to participate in the householding program, please contact our transfer agent, American Stock Transfer & Trust Company, at 1-800-937-5449 to

“opt-out” or revoke your consent. If you “opt-out” or revoke your consent to householding, each primary account holder residing at your address will receive individual copies of the Corporation’s proxy statement, annual report and other future shareholder mailings.

If you do not object to householding, (1) you are agreeing that your household will only receive one copy of future Corporation shareholder mailings, and (2) your consent will be implied and householding will start 60 days after the mailing of this notice, to the extent you have not previously consented to participation in the householding program. Your affirmative or implied consent to householding will remain in effect until you revoke it. The Corporation shall begin sending individual copies of applicable shareholder communications subject to householding rules to a security holder within 30 days after revocation by the shareholder of prior affirmative or implied consent. Your participation in the householding program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials.

Additionally, any shareholders sharing an address who continue to receive, for whatever reason, multiple copies of shareholder materials, and who would like to receive a single copy of such materials in the future, may do so by directing their request to our transfer agent in the manner provided above.

Most banks and brokers are delivering only one copy of the annual report and proxy statement to consenting street-name stockholders (you own shares in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. Those street-name stockholders who wish to receive separate copies may do so by contacting their bank or broker or other holder of record.

We urge you to sign and return the enclosed proxy form as promptly as possible or vote via phone or internet whether or not you plan to attend the meeting in person.

0

UNITED BANCORP, INC.

PROXY ANNUAL MEETING

APRIL 20, 2011

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoint Mr. John M. Hoopingarner, Mr. Terry A. McGhee and Mr. Richard L. Riesbeck as Proxies, each with the power to appoint his substitute, and hereby authorize each of them to represent and to vote, as designated on the reverse side, all the common shares of United Bancorp, Inc. held of record by the undersigned on March 4, 2011, at the Annual Meeting of Shareholders to be held on April 20, 2011, or any adjournment thereof.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

UNITED BANCORP, INC.

April 20, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The 2010 Annual Report to shareholders, Notice of Meeting, proxy statement and proxy card are available at - http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=06954

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730000000000000000 5 042011

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To Elect as Directors the Nominees Set Forth at Below:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ James Everson
- ○ Scott Everson
- ○ John Hoopingarner
- ○ Samuel Jones
- ○ Terry McGhee
- ○ Richard Riesbeck
- ○ Matthew Thomas

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

In their discretion, the named proxies are authorized to vote all shares represented by this proxy card upon such other business as may properly come before the Annual Meeting. This proxy card when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made this, proxy card will be voted FOR ALL NOMINEES in Proposal 1 and voted FOR Proposal 2.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

UNITED BANCORP, INC.

April 20, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The 2010 Annual Report to shareholders, Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=06954

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20730000000000000000 5 042011

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To Elect as Directors the Nominees Set Forth at Below:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ James Everson
- ○ Scott Everson
- ○ John Hoopingarner
- ○ Samuel Jones
- ○ Terry McGhee
- ○ Richard Riesbeck
- ○ Matthew Thomas

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

In their discretion, the named proxies are authorized to vote all shares represented by this proxy card upon such other business as may properly come before the Annual Meeting. This proxy card when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made this, proxy card will be voted FOR ALL NOMINEES in Proposal 1 and voted FOR Proposal 2.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.